SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              __________________

                                   FORM  8-K
                              __________________

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report  (Date of earliest event reported):  November 26, 1996

                             HARTMARX CORPORATION
          (Exact name of Registrant as specified in its charter)

           DELAWARE                1-8501                 36-3217140
       (State or other          (Commission             (I.R.S. Employer
       jurisdiction of          file number)            Identification No.)
       incorporation or
        organization)

             101 NORTH WACKER DRIVE                        60606
            CHICAGO, ILLINOIS  60606                     (Zip Code)
    (Address of Principal Executive Offices)

    Registrant's Telephone Number, including area code:  312-372-6300

                               (Not Applicable)
    -----------------------------------------------------------------------
                               ----------------
          (Former name or former address, if changed since last year)


          ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

               On November 26, 1996 (the "Closing Date"), a wholly-owned subsidiary of the Registrant acquired substantially all of the license rights, current assets, properties and operations of the Plaid Clothing Group, Inc. and its subsidiaries ("Plaid") pursuant to an Asset Purchase Agreement ("Agreement") dated as of November 5, 1996, as amended on November 26, 1996. Plaid has been operating as a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code since July 17, 1995. The purchase price for the acquired assets was as a result of arms-length negotiations among unrelated parties.

               At the Closing Date, consideration for the assets acquired consisted of a cash payment of $27 million, assumption of $7.1 million of accounts payable and other scheduled liabilities, a future royalty payment of 2% of the first year sales of certain brand names acquired in the transaction, less $.5 million, and certain other payments described in the Agreement. The purchase price paid at closing is subject to further adjustment pursuant to the Agreement, based upon the determination of working capital as of the final closing date balance sheet. The cash paid for the assets purchased was made from available borrowing capacity under the Registrant's existing revolving credit facility which is in effect through July 2000.

               In addition, in order to facilitate the goodwill and cooperation of Plaid's unsecured creditors, such unsecured creditors will receive the proceeds resulting from the exercise of a five-year warrant to purchase 400,000 shares of Registrant's common stock, exercisable at $5.50 per share, and the sale of the underlying shares, pursuant to an exercise formula.

               The acquired assets included license rights to manufacture and market men's tailored suits, sportcoats and slacks under the Burberry's, Claiborne and Evan-Picone brands, as well as ownership of the Palm Beach and Brannoch trade names. The inventory and receivables associated with the above-described brands and trade names were also purchased along with production, warehouse and distribution facilities located in Knoxville, TN (owned), Somerset, KY (owned), Chambersburg, PA (leased), and Erlanger, KY (leased).
          The Registrant has continued to operate such facilities subsequent to the closing, but intends to close the Chambersburg facility within 12 months.


          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

               (a)  Financial statements of businesses acquired.

               It is impractical at this time to provide the financial information as required by this Item 7(a). In accordance with Items 7(a)(4) of Form 8-K, audited financial information for each of the two years ended December 31, 1995 and for the period from January 1, 1996 through the closing date, along with a statement of assets acquired and liabilities assumed as of the closing date, will be filed by amendment to this Form 8-K as soon as practical, but no later than February 10, 1997.

               (b)  Pro forma financial information.

               It is impractical at this time to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, pro forma financial information will be filed by amendment to this Form 8-K as soon as practical, but no later than February 10, 1997.

               (c)  Exhibits

                    Exhibit Number

                         2.1            Asset Purchase Agreement
                                        dated November 5, 1996
                                        among HMX/PBP Company,
                                        Hartmarx Corporation and
                                        Plaid Clothing Group, Inc.
                                        and certain affiliates.

                         2.2            Amendment No.1, dated
                                        November 26, 1996, to the
                                        Asset Purchase Agreement.

                         2.3            Press Release, dated
                                        November 22, 1996.

                         2.4            Press Release, dated
                                        November 27, 1996.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois.

          Dated:    December 10, 1996

                                             HARTMARX CORPORATION

                                             By:---------------------
                                                Glenn R. Morgan
                                                Executive Vice
                                                President, Chief
                                                Financial Officer


                                 EXHIBIT INDEX

                                                              SEQUENTIALLY
          EXHIBIT NUMBER           DESCRIPTION                NUMBERED PAGE

               2.1            Asset Purchase Agreement
                              dated November 5, 1996
                              among HMX/PBP Company,
                              Hartmarx Corporation
                              and Plaid Clothing Group,
                              Inc. and certain affiliates.

               2.2            Amendment No. 1, dated
                              November 26, 1996, to the
                              Asset Purchase Agreement.

               2.3            Press Release,
                              dated November 22, 1996

               2.4            Press Release,
                              dated November 27, 1996